UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 22, 2011

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Dynamics Research Corporation (DRC) has been awarded the Federal Deposit Insurance Corporation’s (FDIC) Business Analysis and Management Support Services (BAMSS) II basic order agreement.  This agreement promotes developing more efficient and robust information technologies in support FDIC’s critical mission. The agreement, which has a two-year base with three option years, has a total award value of $58 million.  DRC is the holder of the first BAMSS agreement.  The award value of the BAMSS II agreement, which is expected to begin in the third quarter of 2011, indicates a potentially significant expansion of work.

Under the scope of work, DRC will provide advisory and assistance services to support the Division of Information Technology in five task order areas including:

▪	Process and Product Quality Assurance
▪	Business analysis
▪	Business administration
▪	Enterprise technology branch support
▪	Program management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: June 30, 2011	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer